EXHIBIT 11.1

Telscape International, Inc.
Earnings Per Share Calculation
Twelve months ended December 31, 1996


Treasury stock method - weighted average price               4.30
Period beginning date                                      1/1/96
Last day in period                                       12/31/96
Number of days in period                                      366

                                        Outstanding                  Weighted
                           Total        -----------         No. of   Average
                           Shares       From     To          Days    Shares
         Description       ---------    ------  --------    ------  ---------
Common Stock:
  Balance at 12/31/95      1,890,442    1/1/96  12/31/96      366   1,890,442
  Shares issued 4/30/96        1,000   4/30/96  12/31/96      246         672
  Shares issued 5/17/96       16,205   5/17/96  12/31/96      229      10,139
  Shares issued 5/17/96    1,605,000   5/17/96  12/31/96      229   1,004,221
  Shares issued 5/29/96       12,500   5/29/96  12/31/96      217       7,411
  Shares issued 7/03/96        6,822    7/3/96  12/31/96      182       3,392
  Shares issued 8/30/96        4,000   8/30/96  12/31/96      124       1,355
  Shares issued 9/05/96      400,000    9/5/96  12/31/96      118     128,962

Retroactive treatment
  Options granted
    Shares                    91,867
    x option price              0.80
     / average market pr        4.30
     Treasury shares          17,092
     Equivalent shares        74,775    1/1/96  12/31/96      366      74,775

    Shares                    31,164
    x option price              6.42
     / average market pr        4.30
     Treasury shares               0
     Equivalent shares             0

Warrants outstanding
  Shares                     150,000
    x exercise price            2.94
     / average market pr        4.30
     Treasury shares         102,471
     Equivalent shares        47,529   2/29/96  12/31/96      307      39,867

  Shares                     525,000
    x exercise price            8.00
     / average market pr        4.30
     Treasury shares               0
     Equivalent shares             0

    Total average shares and equivalent shares outstanding       3,161,238

    Net loss for the period                                     (1,598,008)

    Net loss per average share outstanding                           (0.51)

                          TELSCAPE INTERNATIONAL, INC.
                         EARNINGS PER SHARE CALCULATION
                          YEAR ENDED DECEMBER 31, 1995


Total days in period .........................       365
Treasury stock method - weighted average price   $  2.34


                                                                                                    Weighted
                                             Total                                     No. of       Average
         Description                         Shares          From            To         Days         Shares
-----------------------------------------------------------------------------------------------------------------
Common Stock:
  Balance 12/31/95                             1,890,442        1/1/95       12/31/95       365        1,890,442

Retroactive treatment:
  Options granted
    Shares                                       128,394
                                        -----------------
    x option price                                  0.80
     / average market price                         2.34
                                        -----------------
     Treasury shares                              43,895
                                        -----------------
     Equivalent shares                            84,499        1/1/95       12/31/95       365           84,499
                                        -----------------

    Shares                                        31,164
    x option price                                  6.42
     / average market price                         2.34
                                        -----------------
     Treasury shares                                   0
                                        -----------------
                                                       0
                                        -----------------

    Shares                                        58,000
                                        -----------------
    x option price                                  2.25
     / average market price                         2.34
                                        -----------------
     Treasury shares                              55,769
                                        -----------------
     Equivalent shares                             2,231        1/1/95       12/31/95       365            2,231
                                        -----------------

    Shares                                        10,000
                                        -----------------
    x option price                                  3.06
     / average market price                         2.34
                                        -----------------
     Treasury shares                                   0
                                        -----------------
     Equivalent shares                                 0
                                        -----------------

    Shares                                        20,000
                                        -----------------
    x option price                                  1.75
     / average market price                         2.34
                                        -----------------
     Treasury shares                              14,957
                                        -----------------
     Equivalent shares                             5,043        1/1/95       12/31/95       365            5,043
                                        -----------------

Warrants outstanding
  Shares                                         525,000
    x option price                                  8.00
     / average market price                         2.34
                                        -----------------
                                                       0
                                        -----------------
                                                       0
                                        -----------------

Earnings per share calculation
Year ended December 31, 1995 (Cont.)

                                                                                                ----------------
    Total average shares and equivalent shares outstanding                                             1,982,214
                                                                                                =================
    Net loss for the period                                                                             (673,065)
                                                                                                =================
    Net loss per average share outstanding                                                                 (0.34)
                                                                                                =================

  Fully diluted earnings per share is not presented because all items not included in primary earnings per share are anti-dilutive.